UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 29, 2013

Calamos Asset Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51003	32-0122554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2020 Calamos Court
Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (630) 245-7200

Not Applicable

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	2
Item 9.01. Financial Statements and Exhibits.	2
SIGNATURES	3
Exhibit Index	4
Press Release

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 29, 2013, the Company announced the planned departure of James J. Boyne, President and Chief Operating Officer of Calamos Asset Management, Inc. (“Corporation”), effective September 30, 2013. A copy of the Corporation’s press release regarding Mr. Boyne’s departure is filed as Exhibit 99.1 to this Form 8-K and incorporated herein.

(e) The Corporation and Mr. Boyne entered into a Separation Agreement on August 29, 2013. Under the Separation Agreement, Mr. Boyne reaffirmed his obligations under the Company’s Confidentiality and Restrictive Covenants Agreement, agreed to enhanced non-competition restrictions through September 30, 2014 and agreed to the cancellation of all of his outstanding equity awards. Provided he complies with the Separation Agreement, Mr. Boyne will receive four special, quarterly payments of $535,191.75 each.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued by the Corporation on August 29, 2013 regarding Mr. Boyne’s departure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMOS ASSET MANAGEMENT, INC.

Date: August 29, 2013	By:	/s/ J. Christopher Jackson

J. Christopher Jackson
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1	August 29, 2013 press release issued by the Corporation announcing departure of President and Chief Operating Officer.

4